Exhibit 99.1
Wynn Resorts, Limited Reports Third Quarter 2014 Results
LAS VEGAS, October 28, 2014 — Wynn Resorts, Limited (Nasdaq: WYNN) today reported financial results for the third quarter ended September 30, 2014.
Net revenues for the third quarter of 2014 were $1,370.0 million, compared to $1,390.1 million in the third quarter of 2013. The decline was the result of a 5.6% net revenue decrease from our Macau Operations, partially offset by a 9.0% increase in net revenues from our Las Vegas Operations. Adjusted property EBITDA (1) was $458.8 million for the third quarter of 2014, a 5.3% increase from $435.6 million in the third quarter of 2013.
On a US GAAP basis, net income attributable to Wynn Resorts for the third quarter of 2014 was $191.4 million, or $1.88 per diluted share, compared to net income attributable to Wynn Resorts of $182.0 million, or $1.79 per diluted share, in the third quarter of 2013.
Adjusted net income attributable to Wynn Resorts, Limited (2) in the third quarter of 2014 was $199.2 million, or $1.95 per diluted share (adjusted EPS), compared to an adjusted net income attributable to Wynn Resorts of $187.0 million, or $1.84 per diluted share, in the third quarter of 2013.
Wynn Resorts also announced today that the Company has approved a new quarterly cash dividend of $1.50 per common share, a 20% increase from its previous regular dividend. The Company has also approved an additional cash dividend of $1.00 per share. The total dividend of $2.50 per share will be payable on November 25, 2014, to stockholders of record on November 12, 2014.
Macau Operations
In the third quarter of 2014, net revenues were $942.3 million, a 5.6% decrease from the $997.6 million generated in the third quarter of 2013. Adjusted property EBITDA in the third quarter of 2014 was $325.5 million, down 1.1% from $329.1 million in the third quarter of 2013.
Table games results in Macau are segregated into two distinct reporting categories, the VIP segment and the mass market segment.
Table games turnover in the VIP segment was $25.1 billion for the third quarter of 2014, a 17.4% decrease from $30.3 billion in the third quarter of 2013. VIP table games win as a percentage of turnover (calculated before commissions) for the quarter was 2.78%, within the expected range of 2.7% to 3.0% and below the 3.04% experienced in the third quarter of 2013.
Table games win in the mass market segment increased by 36.4% to $327.2 million in the third quarter of 2014. Mass market table games win per unit per day increased by 38.0% to $17,759 from $12,872 in the third quarter of 2013. Drop in the mass market segment was $641.2 million in the third quarter of 2014, up 1.7% from the 2013 third quarter, while the segment’s win percentage of 51.0% compares to 38.0% in last year’s third quarter and sequentially to 45.6% in the second quarter of 2014. Customers purchase mass market gaming chips at either the gaming tables or the casino cage. Chips purchased at the casino cage are excluded from table games drop and will increase the expected win percentage. With the increased purchases at the casino cage, we believe the relevant indicator of volumes in the mass market segment should be actual table games win rather than win percentage.
Slot machine handle of $1.4 billion for the third quarter of 2014 was 23.2% above the prior-year quarter, and slot win increased 31.9% compared to the prior-year period. Win per unit per day was 97.1% higher at $1,358, compared to $689 in the third quarter of 2013, due in part to a reduction in the number of units on the casino floor.
For the third quarter of 2014, we achieved an average daily rate (ADR) of $327, 5.5% above the $310 reported in the 2013 third quarter. Occupancy at Wynn Macau of 98.5% compares to 95.8% in the prior-year period, and revenue per available room (REVPAR) rose 8.4% to $322 in the 2014 quarter from $297 in last year’s third quarter. Non-casino revenues, before promotional allowances, increased 1.4% during the quarter to $99.1 million.
Wynn Palace Project in Macau

The Company is currently constructing Wynn Palace, a fully integrated resort containing a 1,700-room hotel, performance lake, meeting space, casino, spa, retail offerings, and food and beverage outlets in the Cotai area of Macau. In July 2013, we signed a $2.6 billion guaranteed maximum price (GMP) contract for the project’s construction. The total project budget, including construction costs, capitalized interest, pre-opening expenses, land costs and financing fees, is approximately $4.1 billion. We expect to open our resort on Cotai in the first half of 2016.
During the third quarter of 2014, we invested approximately $301.1 million in our Cotai project, taking the total investment to date to $1.4 billion.
Las Vegas Operations
For the quarter ended September 30, 2014, net revenues were $427.8 million, a 9.0% increase from $392.5 million in the third quarter of 2013. Adjusted property EBITDA rose 25.1% to $133.3 million, up from $106.5 million generated in the comparable period in 2013.
Net casino revenues in the third quarter of 2014 were $178.6 million, a 10.5% increase from the third quarter of 2013. Table games drop of $640.9 million was down 5.2% from $676.3 million in the 2013 quarter. Table games win percentage was 25.7%, above both the property’s expected range of 21% to 24% and the 22.6% reported in the 2013 quarter. Slot machine handle of $788.1 million was 7.4% above the $733.5 million in the comparable period of 2013, and net slot win was up 3.5%.
Room revenues were up 7.2% to $102.5 million during the quarter, versus $95.7 million in the third quarter of 2013. ADR increased 6.8% to $267 from $250, and occupancy improved to 89.3% from 87.9% in the third quarter of 2013. REVPAR was $238 in the 2014 third quarter, 8.2% above the $220 reported in the prior-year quarter.
Food and beverage revenues in the third quarter of 2014 were $136.4 million, up 5.8% from the 2013 third quarter. Entertainment, retail and other revenues improved 1.8% from last year’s quarter to $59.1 million.

Balance Sheet and Other
Our total cash and investment securities balance at September 30, 2014 was $3.1 billion. Total debt outstanding at the end of the quarter was $7.3 billion, including $3.0 billion of Wynn Las Vegas debt, $2.4 billion of Wynn Macau debt and $1.9 billion at the parent company.
Additionally, on September 17, 2014, the Massachusetts Gaming Commission designated the Company the award winner of the Greater Boston (Region A) gaming license. This license is reliant on the outcome of a ballot vote on November 4, 2014, to uphold the state's expanded gaming law.
Conference Call Information
The Company will hold a conference call to discuss its results on October 28, 2014 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.
Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, our dependence on existing management, results of regulatory or enforcement actions and probity investigations, pending or future legal proceedings, uncertainties over the development and success of new gaming and resort properties, adverse tourism trends, general global macroeconomic conditions, changes in gaming laws or regulations, volatility and weakness in world-wide credit and financial markets, and our substantial indebtedness and leverage. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
(1) “Adjusted property EBITDA” is earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, intercompany golf course and water rights leases, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates. Adjusted property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses adjusted property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors. The Company also presents adjusted property EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”). In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, adjusted property EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, adjusted property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in adjusted property EBITDA. Also, Wynn Resorts’ calculation of adjusted property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income before pre-opening costs, property charges and other, and certain other non-operating income and expenses. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income per share attributable to Wynn Resorts, Limited (“adjusted EPS”) are presented as supplemental disclosures because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to income and EPS computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, and (ii) operating income to adjusted property EBITDA and adjusted property EBITDA to net income attributable to Wynn Resorts, Limited.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating revenues:
Casino	$1,071,829	$1,105,595	$3,389,557	$3,228,246
Rooms	135,734	123,078	413,565	372,931
Food and beverage	160,531	152,218	476,676	461,474
Entertainment, retail and other	100,916	105,144	306,411	309,738
Gross revenues	1,469,010	1,486,035	4,586,209	4,372,389
Less: promotional allowances	(99,000)	(95,923)	(290,523)	(271,350)
Net revenues	1,370,010	1,390,112	4,295,686	4,101,039
Operating costs and expenses:
Casino	647,460	699,897	2,112,430	2,062,507
Rooms	39,235	33,646	112,239	101,020
Food and beverage	91,214	84,118	266,853	253,458
Entertainment, retail and other	40,612	45,478	125,025	128,760
General and administrative	126,834	105,026	366,631	332,316
Provision (benefit) for doubtful accounts	4,695	11,325	(743)	7,104
Pre-opening costs	6,718	706	14,792	1,592
Depreciation and amortization	79,027	93,325	234,037	279,061
Property charges and other	1,640	2,613	13,674	13,571
Total operating costs and expenses	1,037,435	1,076,134	3,244,938	3,179,389
Operating income	332,575	313,978	1,050,748	921,650
Other income (expense):
Interest income	5,814	3,215	16,072	11,595
Interest expense, net of capitalized interest	(79,048)	(73,549)	(236,069)	(222,690)
Increase (decrease) in swap fair value	2,360	(3,525)	(1,451)	13,131
Loss on extinguishment of debt	(3,573)	—	(7,356)	(26,578)
Equity in income from unconsolidated affiliates	567	288	1,173	879
Other	(801)	1,123	(405)	4,385
Other income (expense), net	(74,681)	(72,448)	(228,036)	(219,278)
Income before income taxes	257,894	241,530	822,712	702,372
(Provision) benefit for income taxes	(4,888)	7,281	(8,261)	11,299
Net income	253,006	248,811	814,451	713,671
Less: net income attributable to noncontrolling interest	(61,600)	(66,791)	(192,243)	(198,903)
Net income attributable to Wynn Resorts, Limited	$191,406	$182,020	$622,208	$514,768
Basic and diluted income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$1.90	$1.81	$6.17	$5.12
Diluted	$1.88	$1.79	$6.10	$5.07
Weighted average common shares outstanding:
Basic	100,959	100,685	100,899	100,470
Diluted	101,999	101,547	101,986	101,526
Dividends declared per common share:	$1.25	$1.00	$3.75	$3.00

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to Wynn Resorts, Limited	$191,406	$182,020	$622,208	$514,768
Pre-opening costs	6,718	706	14,792	1,592
Loss on extinguishment of debt	3,573	—	7,356	26,578
(Increase) decrease in swap fair value	(2,360)	3,525	1,451	(13,131)
Property charges and other	1,640	2,613	13,674	13,571
Adjustment for noncontrolling interest	(1,796)	(1,820)	(8,474)	2,227
Adjusted net income attributable to Wynn Resorts, Limited (2)	$199,181	$187,044	$651,007	$545,605
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.95	$1.84	$6.38	$5.37

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Three Months Ended September 30, 2014
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$234,928	$69,932	$27,715	$332,575
Pre-opening costs	6,718	—	—	6,718
Depreciation and amortization	32,348	45,148	1,531	79,027
Property charges and other	2,097	(457)	—	1,640
Management and royalty fees	36,088	6,424	(42,512)	—
Corporate expenses and other	9,404	11,189	7,290	27,883
Stock-based compensation	3,946	838	5,585	10,369
Equity in income from unconsolidated affiliates	—	176	391	567
Adjusted Property EBITDA(1)	$325,529	$133,250	$—	$458,779

	Three Months Ended September 30, 2013
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$249,146	$29,099	$35,733	$313,978
Pre-opening costs	706	—	—	706
Depreciation and amortization	30,012	61,720	1,593	93,325
Property charges and other	2,337	276	—	2,613
Management and royalty fees	39,602	5,892	(45,494)	—
Corporate expenses and other	6,188	7,343	5,976	19,507
Stock-based compensation	1,115	2,149	1,940	5,204
Equity in income from unconsolidated affiliates	—	36	252	288
Adjusted Property EBITDA(1)	$329,106	$106,515	$—	$435,621

			Three months ended September 30,
			2014	2013
Adjusted Property EBITDA(1)			$458,779	$435,621
Pre-opening costs			(6,718)	(706)
Depreciation and amortization			(79,027)	(93,325)
Property charges and other			(1,640)	(2,613)
Corporate expenses and other			(27,883)	(19,507)
Stock-based compensation			(10,369)	(5,204)
Interest income			5,814	3,215
Interest expense, net of capitalized interest			(79,048)	(73,549)
Increase (decrease) in swap fair value			2,360	(3,525)
Loss on extinguishment of debt			(3,573)	—
Other			(801)	1,123
(Provision) benefit for income taxes			(4,888)	7,281
Net income			253,006	248,811
Less: Net income attributable to noncontrolling interest			(61,600)	(66,791)
Net income attributable to Wynn Resorts, Limited			$191,406	$182,020

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2014
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$737,568	$218,870	$94,310	$1,050,748
Pre-opening costs	14,792	—	—	14,792
Depreciation and amortization	95,614	133,864	4,559	234,037
Property charges and other	14,310	(636)	—	13,674
Management and royalty fees	118,463	18,920	(137,383)	—
Corporate expenses and other	29,271	29,759	24,652	83,682
Stock-based compensation	6,840	2,773	13,101	22,714
Equity in income from unconsolidated affiliates	—	412	761	1,173
Adjusted Property EBITDA(1)	$1,016,858	$403,962	$—	$1,420,820

	Nine Months Ended September 30, 2013
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$716,908	$119,069	$85,673	$921,650
Pre-opening costs	1,592	—	—	1,592
Depreciation and amortization	88,835	185,425	4,801	279,061
Property charges and other	3,503	10,095	(27)	13,571
Management and royalty fees	116,478	17,720	(134,198)	—
Corporate expenses and other	19,334	23,373	17,902	60,609
Stock-based compensation	3,255	6,629	25,188	35,072
Equity in income from unconsolidated affiliates	—	218	661	879
Adjusted Property EBITDA(1)	$949,905	$362,529	$—	$1,312,434

			Nine months ended September 30,
			2014	2013
Adjusted Property EBITDA(1)			$1,420,820	$1,312,434
Pre-opening costs			(14,792)	(1,592)
Depreciation and amortization			(234,037)	(279,061)
Property charges and other			(13,674)	(13,571)
Corporate expenses and other			(83,682)	(60,609)
Stock-based compensation			(22,714)	(35,072)
Interest income			16,072	11,595
Interest expense, net of capitalized interest			(236,069)	(222,690)
(Decrease) increase in swap fair value			(1,451)	13,131
Loss on extinguishment of debt			(7,356)	(26,578)
Other			(405)	4,385
(Provision) benefit for income taxes			(8,261)	11,299
Net income			814,451	713,671
Less: Net income attributable to noncontrolling interest			(192,243)	(198,903)
Net income attributable to Wynn Resorts, Limited			$622,208	$514,768

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Room statistics for Macau operations:
Occupancy	98.5%	95.8%	98.3%	95.0%
Average daily rate (ADR)(a)	$327	$310	$333	$313
Revenue per available room (REVPAR)(b)	$322	$297	$327	$297
Other information for Macau operations:
Table games win per unit per day(c)	$24,696	$25,927	$26,825	$25,351
Slot machine win per unit per day(d)	$1,358	$689	$1,120	$742
Average number of table games	451	487	466	490
Average number of slot machines	588	879	684	864
Room statistics for Las Vegas operations:
Occupancy	89.3%	87.9%	88.5%	85.9%
Average daily rate (ADR)(a)	$267	$250	$275	$259
Revenue per available room (REVPAR)(b)	$238	$220	$243	$222
Other information for Las Vegas operations:
Table games win per unit per day(c)	$7,619	$7,031	$7,396	$7,027
Table games win %	25.7%	22.6%	24.5%	23.7%
Slot machine win per unit per day(d)	$277	$258	$275	$234
Average number of table games	235	236	233	234
Average number of slot machines	1,864	1,935	1,855	2,082

(a)
ADR is average daily rate and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms occupied including complimentary rooms.

(b)	REVPAR is revenue per available room and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms available.

(c)	Table games win per unit per day is shown before discounts and commissions, as applicable.

(d)	Slot machine win per unit per day is calculated as gross slot win minus progressive accruals and free play.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Lewis Fanger, Vice President
702-770-7555
investorrelations@wynnresorts.com